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                                                                 EXHIBIT 10.5

October 20, 2000



Paul Barnes
4 Springbriar Lane
Baltimore, MD 21208

Dear Mr. Barnes:

I am pleased to confirm to you the opportunity to join American Psych Systems
(APS) in the full-time professional position of President and COO. Your salary will be $9,615.38 biweekly (if annualized, $250,000.00 per year). You will be eligible for a bonus in the amount of 50% of your annualized salary. Your bonus will be based on satisfying the company's Annual Plan and approved by the Board of Directors. Additionally, you will receive a one time sign-on bonus equal to $15,000.00 to be payable over the period of nine (9) months upon a schedule to be determined with your start date. Sign-on bonus payments will be made in accordance to the regular company payroll schedule and system. You will currently be eligible for company benefits in accordance with eligibility requirements. In addition, paid days leave (PDL) will accrue at the rate of twenty (20) days per year.

You will be granted 250,000 stock options in accordance to the plans rules and regulations upon approval from the Board of Directors to vest over five years. Please find enclosed the Non-Competition and Confidentiality Agreement necessary for your signature and return. Your start date will be on or before November 13, 2000. This offer of employment expires close of business on Wednesday, October 25, 2000.

In the event of termination without cause, you will be eligible for severance payments for a term of one (1) year in accordance to the enclosed
Non-Competition and Confidentiality Agreement.

Employment is contingent on satisfying all employment requirements applicable to your position including but not limiting to the following: Employment Eligibility Verification (I-9), reference check, etc. Please note that your employment with American Psych Systems is subject to the terms and conditions outlined in the Application for Employment. Please complete the enclosed application and return.

Employment at American Psych Systems is "at-will" which means that either you or the Corporation may terminate the employment relationship at any time for any reason not prohibited by law.



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October 20, 2000
Paul Barnes
Page 2

We look forward to your acceptance of this offer. Please indicate your acceptance by signing and returning a copy of this letter. If you have any questions, please call me at (301) 571-0633 x3503. You may confidentially fax your acceptance letter to me at (301) 581-9419.

Sincerely,



Maureen Birnbaum
Director of Human Resources



ACCEPTED BY:



/s/ Paul Barnes
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Signature                           Date